Exhibit 10.71

THIRD AMENDMENT OF LOAN AGREEMENT

THIS THIRD AMENDMENT OF LOAN AGREEMENT (the “Third Amendment”), is made as of the              day of September, 2009 (“Third Amendment Effective Date”) by and among COMSTOCK PENDERBROOK, L.C., a Virginia limited liability company (“Borrower”) and COMSTOCK HOMEBUILDING COMPANIES, INC., a Delaware corporation (“Comstock” or “Guarantor”) (Borrower and Comstock are referred to herein collectively as “Obligors”), and GUGGENHEIM CORPORATE FUNDING, LLC, having an address at 135 East 57th Street, New York, New York, 10022 (“Administrative Agent”), for the benefit of the several banks and other financial institutions or entities from time-to-time parties to the Loan Agreement, defined below (the “Lenders” and together with the Administrative Agent, the “Beneficiary”).

RECITALS

WHEREAS, Borrower, Guarantor, Administrative Agent and Lenders entered into a Loan Agreement dated February 22, 2007, as amended by that certain First Amendment of Loan Agreement dated April 10, 2007 (the “First Amendment”), and as further amended by that Forbearance Agreement and Second Amendment of Loan Agreement dated January 27, 2009 (the “Second Amendment”) (collectively the foregoing documents being hereafter referenced as the “Loan Agreement”), pursuant to which the Lenders agreed to and did make loans to the Borrower in the original aggregate principal amount of $28,000,000.00 (the “Loans”) for the purposes stated in the Loan Agreement. The Loans are now secured by, among other things, (1) an Amended and Restated Deed of Trust With Absolute Assignment Of Leases And Rents, Security Agreement and Fixture Filing executed by Borrower, as Grantor, in favor of the Administrative Agent and Lenders, as Beneficiaries (the “Deed of Trust”); (2) an Environmental Indemnity Agreement executed by Borrower and Guarantor (the “Environmental Indemnity Agreement”); (3) the Limited Guaranty executed by the Guarantor (the “Guaranty”); (4) the Completion Guaranty executed by the Guarantor (the “Completion Guaranty”); (5) the Pledge Agreement executed by the Guarantor (the “Pledge”); and (6) the Collateral Assignment of Developer’s Rights executed by the Borrower (the “Collateral Assignment”), each dated February 22, 2007 unless otherwise indicated (collectively, with the Loan Agreement, the “Loan Documents”); and

WHEREAS, a number of defaults occurred under the Loan Documents including the failure by Borrower to make payment in full of amounts due and owing under the Loan Documents. As a result of such defaults, the Borrower, Guarantor, Lenders and Adminstrative Agent entered into the Second Amendment. The Borrower and Guarantor have now requested that the Administrative Agent continue to forebear from exercising certain of its rights, and make certain additional modifications to the terms and provisions of the Loans and the Loan Agreement; and

WHEREAS, the Administrative Agent and the Lenders are willing to continue forebearing from exercising certain rights and remedies under the Loan Agreement and to make certain additional modifications to the terms and provisions of the Loans and the Loan Agreement as hereafter amended in accordance with the provisions of this Third Amendment.

NOW, THEREFORE, for and in consideration of the sum of Ten and 00/100 Dollars ($10.00) cash in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto stipulate and agree as follows:

1. Recitals. All of the foregoing recitals are hereby incorporated into this Third Amendment. Capitalized terms that are not otherwise defined in this Third Amendment shall have the same meanings herein as ascribed to such terms in the Loan Agreement.

2. Acknowledgment of Loan Balances.

a) Borrower and Guarantor hereby represent, warrant, agree and acknowledge that the outstanding balances on the Loans as of September 11, 2009 are as follows:

Tranche A Term Loan:

Principal	$0.00
Interest	0.00

Total	$0.00

Tranche B Term Loan:

Principal	$12,141,351.32
Accrued PIK Interest	1,022,773.89

Total	$13,164,125.21

b) Borrower and Guarantor each hereby reaffirm to the Administrative Agent and the Lenders (i) the validity and enforceability of the Loan Agreement and the other Loan Documents as modified herein; (ii) that the signature of Borrower and Guarantor upon the Loan Agreement and the other Loan Documents were authorized and are genuine; and (iii) neither the Borrower nor the Guarantor has any knowledge of any offsets or defenses to the enforceability of the Loan Agreement and the other Loan Documents.

c) The parties hereto acknowledge that (i) the quarterly administration fee due and owing to the Administrative Agent pursuant to the Fee Letter through June 30, 2009 on the Tranche B Term Loan has been paid and received by Administrative Agent, (ii) the prinicipal balance of the Tranche B Term Loan as of September 11, 2009 is $ 12,141,351.32, and (iii) PIK Interest accrued as of September 11, 2009 in accordance with Section 2.6(g) of the Loan Agreement is $ 1,022,773.89 and shall be recomputed for the full calendar 2009 year as required by Section 2(g)(ii).

3. Payment of Fees and Costs. Simultaneously with the execution of this Third Amendment, Borrower agrees to reimburse Administrative Agent for all reasonable attorney’s fees and costs incurred by Administrative Agent, not to exceed $25,000.

4. Modification of Loan Agreement.

Provided that Borrower and Guarantor timely satisfy all of the terms, conditions and requirements set forth in this Third Amendment, the Loan Agreement from and after the Third Amendment Effective Date is hereby modified as follows:

a)	Section 2.6(g)(ii) of the Loan Agreement is amended to read as follows:

(ii) On each of December 31, 2009 and December 31, 2010, PIK Interest charged for the preceding twelve (12) month period shall be recomputed based upon the rates shown on the schedules in Section 2.6(g)(i) corresponding to the cumulative Residential Units closed during the preceding twelve (12) month period, and the principal balance and Interest paid on the Loans during the preceding tweleve (12) months shall be adjusted to take into account this recomputation. By way of example, the PIK Interest rate for Q1 2009 is 1200. If there are five (5) Residential Units closed during Q1 2009, based upon the number of Units closed, PIK Interest for Q2 2009 will accrue at a rate of 1200 basis points. If there are then eight (8) additional Residential Units closed during Q2 2009, based upon the cumulative number of Residential Units closed for Q1 2009 and Q2 2009 (which is 13), PIK Interest for Q3 2009 will accrue at a rate of 550 basis points. If two (2) additional Residential Units closed during Q3 2009, based upon the cumulative number of Residential Units closed for Q1 2009, Q2 2009 and Q3 2009 (which is 15), PIK Interest for Q4 2009 will accrue at a rate of 450 basis points. If two (2) additional Residential Units closed during Q4 2009, based upon the cumulative number of Residential Units closed for the calendar year 2009 (which is 17), PIK Interest for the entire calendar year 2009 is recomputed based upon a rate of 350 basis points, and the amount of PIK Interest for the calendar year 2009 added to the principal balance of the Loans would be adjusted accordingly, and any excess cash Interest paid in calendar year 2009 as a result of the retroactive recalculation of PIK Interest would be applied as a credit against future Interest due. The PIK Interest for Q1 2010 would then begin to accrue at a rate of 1200 basis points.

b)	Section 5.1 of the Loan Agreement is amended to read as follows:

On the fifteenth day of each calendar month, beginning February 15, 2009, Borrower shall submit to Administrative Agent Borrower’s calculation of NOI for the preceding month, a balance sheet for Borrower in form acceptable to Administrative Agent for the preceeding month, and a rent roll for the Project in form acceptable to Administrative Agent for the current month.

c)	Section 7.7(b) of the Loan Agreement is amended to read as follows:

Release of Units. Upon receipt of a Closing Notice and satisfaction of all conditions precedent set forth in Section 7.7(a) and this Section 7.7(b), and upon the confirmation of the closing of a Residential Unit and/or Parking Units pursuant to an Approved Condominium Contract (such confirmation to be satisfied through the delivery of a fully executed HUD-1 settlement statement from the settlement agent coordinating the closing, and written confirmation from the settlement agent coordinating the closing of such agent’s receipt of immediately available funds sufficient to fully fund the closing in accordance with the fully executed HUD-1 settlement statement for the closing), Administrative Agent shall authorize in writing recordation of the deed transferring title to the Unit pursuant to the Approved Condominium Contract and agrees to release the applicable Residential Unit, Parking Units and its appurtenant undivided interest in the common elements from the lien of the Deed of Trust and the other Loan Documents upon receipt of the Unit Release Payment for each Unit so sold. As used herein, “Unit Release Payment” means the greater of (i) 75% of the Net Sales Price for such Residential Unit and its Parking Units, or (ii) $125,000, subject to adjustment in accordance with Section 7.7(c). Borrower shall cause the Title Insurer, as escrowee, to pay the proceeds of sale in an amount of not less than the Unit Release Payment directly to Administrative Agent by wire-transfer of immediately available funds. The proceeds of sale shall be applied to the outstanding principal balance of the Tranche B Term Loans.

d)	The following is added to Section 7.7 of the Loan Agreement:

(c) Adjustment to Unit Release Payment.

(i) The “Unit Release Payment”, as defined in Section 7.7(b), is subject to the Borrower meeting the following monthly and quarterly requirements:

(A) The Borrower completing no less than three (3) Residential Unit settlements per month (the “Monthly Sales Requirement”), measured on the last calendar day of each month (the “Monthly Measuring Date”);

(B) The Borrower completing no less than ten (10) Residential Unit settlements per calendar quarter (the “Quarterly Sales Requirement”), measured on the last calendar day of each calendar quarter (the “Quarterly Measuring Date”);

(C) The average Unit Release Payment, measured on a monthly basis on each Monthly Measuring Date, shall not be less than $135,000 (the “Average Price Requirement”).

(D) For purposes of verifying compliance with the Monthly Sales Requirement and the Quarterly Sales Requirement, Administrative Agent acknowledges that Borrower shall be entitled to apply any Residential Unit settlements in excess of either the Monthly Sales Requirement or the Quarterly Sales Requirement to the next applicable Monthly Sales Requirement and Quarterly Sales Requirement, on a cumulative basis. Should Borrower not be in compliance with the Monthly Sales Requirement, the Quarterly Sales Requirement or the Average Price Requirement on the applicable measuring date, the unit release payment required under Section 7.7(b) shall automatically be adjusted so that it is equal to the greater of (i) 90% of the Net Sales Price for such Residential Unit and its Parking Units, or (ii) $135,000 (the “Revised Unit Release Payment”) and, in addition, if the Borrower is not in compliance with the Average Price Requirement on such measuring date, the Borrower shall make a payment to Administrative Agent within five (5) days of such measuring date in an amount that will cause the Borrower to be compliant with the Average Price Requirement for such measuring date (the “Average Price Requirement True-Up Payment”). Upon the Borrower (i) making the required Average Price Requirement True-Up Payment (to the extent applicable), and (ii) re-establishing compliance (to the extent the Borrower was not in compliance) with the Monthly Sales Requirement and the Quarterly Sales Requirement upon a future measuring date, the release payment required under Section 7.7(b) shall be equal to the Unit Release Payment, subject to further adjustment in accordance with this Section 7.7(c) upon any future non-compliance with the requirements hereof.

e)	The following are added to Article VI of the Loan Agreement:

6.18 Subordinate Debt. So long as any obligations remain outstanding under the Loans, the Subordinate Debt shall be (i) unsecured and (ii) fully subordinate to the Loans, as evidenced by subordination language set forth in the Deficiency Notes. Further, the JP Morgan Subordinate Debt shall at all times be unsecured and subject to the JP Morgan Subordination and Standstill Agreement. Without the prior written consent of the Administrative Agent, which consent may be withheld in its sole and absolute discretion, the Guarantor shall not modify or amend the Deficiency Note Subordinate Debt except for a reduction in principal amount.

6.19 Potomac Yard Project Sale Activity. Borrower shall provide Administrative Agent by the fifteenth (15th) day of each month with a report for the preceding month for the Potomac Yard Project in the same form as the Sales Report. Within ten (10) days after written request from Administrative Agent, Borrower shall provide Administrative Agent with any additional information reasonably requested by Administrative Agent or Lenders regarding sales activity at the Potomac Yard Project.

f)	Exhibit I attached to this Third Amendment is added to the Loan Agreement as Exhibit I.

g)	The following is added to the Table of Exhibits to the Loan Agreement:

Exhibit I – List of Deficiency Note Subordinate Debt

h)	The following definitions in Appendix A of the Loan Agreement are amended to read as follows:

“Net Sales Price” means with respect to the sale of any Unit (A) the Base Purchase Price for such Unit plus Upgrades and any costs associated with the purchase of a Parking Unit, less (B) (i) customary closing costs both paid by the Borrower and paid by the Borrower on behalf of the Unit buyer, (ii) reasonable warranty reserves (not to exceed $750.00), (iii) brokerage commissions (including a 1.5% internal sales commission paid to Borrower’s sales agent), expenses and prorations, paid by Borrower as shown on the HUD-1 settlement statement for such sale and approved by Administrative Agent, and (iv) the costs to convert the Unit and otherwise make the Unit ready for sale in accordance with the Condominium Contract, such costs to be shown on the HUD-1 settlement statement for each Unit settlement, except as otherwise agreed to by Borrower and Administrative Agent in writing prior to a Unit settlement.

“NOI” means, for any applicable period, Gross Operating Income minus Interest to be paid pursuant to the Agreement, all amounts to be paid pursuant to Section 5.2, Unit Release Payments made pursuant to Section 7.7(b), and Operating Expenses.

i)	The following definitions are added to Appendix A of the Loan Agreement:

“Average Price Requirement” shall have the meaning set forth in Section 7.7(c)(i)(C).

“Average Price Requirement True-Up Payment” shall have the meaning set forth in Section 7.7(c)(i)(D).

“Deficiency Notes” means the unsecured promissory notes evidencing the Deficiency Note Subordinate Debt, which obligations shall be fully subordinate to the Loans.

“Deficiency Note Subordinate Debt” means the unsecured promissory notes representing the deficiency claims against Guarantor by the lenders set forth on Exhibit I, as more particularly described and set forth in the Deficiency Notes; provided, however, no amounts due to Bank of America, N.A. pursuant to that certain modification to the line of credit agreement dated 11/26/08 with Guarantor shall be deemed to be Deficiency Note Subordinate Debt.

“JP Morgan Subordinate Debt” means the promissory notes issued pursuant to that certain Indenture dated March 15, 2007, by and between Guarantor and Wells Fargo Bank, N.A., or its assigns (“Trustee”), as amended and restated pursuant to that certain Amended and Restated Indenture dated March 14, 2008, by and between Guarantor and Trustee. These promissory notes have been or shall be acquired by an entity controlled or sponsored by Christopher Clemente (“Purchaser”) pursuant to that certain Note Purchase Agreement by and among Trustee and the Purchaser, and as thereafter amended and restated and subject to a JP Morgan Subordination and Standstill Agreement.

“JP Morgan Subordination and Standstill Agreement” means a subordination and standstill agreement, by and among Administrative Agent, Guarantor and the holder of the JP Morgan Subordinate Debt, as applicable, as the same may be modified or amended.

“Monthly Measuring Date” shall have the meaning set forth in Section 7.7(c)(i)(A).

“Monthly Sales Requirement” shall have the meaning set forth in Section 7.7(c)(i)(A).

“Potomac Yard Project” means a mixed use 465-unit condominium project located in Alexandria, Virginia between U.S. Route 1 and the Potomac River more commonly known as Eclipse at Center Park Condominium.

“Quarterly Measuring Date” shall have the meaning set forth in Section 7.7(c)(i)(B).

“Quarterly Sales Requirement” shall have the meaning set forth in Section 7.7(c)(i)(B).

“Revised Unit Release Payment” shall have the meaning set forth in Section 7.7(c)(i)(D).

“Subordinate Debt” means, collectively, the JP Morgan Subordinate Debt and the Deficiency Note Subordinate Debt.

5. Release of Escrowed Funds. The parties hereto acknowledge that Administrative Agent has been holding in escrow the difference between the amount of money actually paid by Borrower pursuant to the terms of Section 5(h) of the Second Amendment and the amount of money to be paid to Administrative Agent pursuant to the terms of Section 4(c) of this Third Amendment (“Escrowed Funds”). The parties hereto represent, warrant, agree and acknowledge that the amount of the Escrowed Funds as of September 11, 2009 is $ 267,459.00. Upon satisfaction of all of the conditions set forth in Section 6(a) of this Third Amendment, Administrative Agent shall release to Borrower fifty percent (50%) of the Escrowed Funds. Upon satisfaction of the conditions set forth in Sections 6(b)(iv) and 6(b)(v) of this Third Amendment, Administrative Agent shall release to Borrower the remainder of the Escrowed Funds.

6. Conditions to Effectiveness/Termination of Effectiveness.

(a) This Third Amendment shall become effective upon the occurrence of each of the following, to the satisfaction of the Administrative Agent:

(i)	the Administrative Agent shall have received counterparts of this Third Amendment, duly executed and delivered by all parties; and

(ii)	the Administrative Agent shall have received such other information and documents as the Administrative Agent may reasonably request, in form and substance satisfactory to the Administrative Agent.

(b) In the event that any of the conditions set forth in subsections (i) – (v) below (the “Termination Conditions”) are not satisfied by October 30, 2009, upon notice being given to the Borrower from the Administrative Agent, this Third Amendment shall no longer be effective, the Loans shall thereafter be administered in accordance with the terms of the Second Amendment and the balance of the Escrowed Funds (if any) shall be applied by the Administrative Agent to the principal balance due on the Tranche B Term Loan. Failure to satisfy any or all of the Termination Conditions by October 30, 2009 shall not be deemed an Event of Default under this Third Amendment. The Termination Conditions are as follows:

(i)	the JP Morgan Subordination and Standstill Agreement shall have been executed and delivered to Administrative Agent in form and substance acceptable to the Administrative Agent;

(ii)	the JP Morgan Subordinate Debt and Deficiency Notes shall have been executed and delivered to Administrative Agent in form and substance acceptable to the Administrative Agent;

(iii)	The JP Morgan Subordinate Debt shall have been purchased by those entities set forth in the definition thereof;

(iv)	Administrative Agent, Borrower and Guarantor shall enter into a Cash Collateral Agreement incorporating the terms and provisions set forth in Exhibit 6(b)(iv) attached to this Third Amendment and otherwise containing terms and provisions in form and substance acceptable to Administrative Agent (“Cash Collateral Agreement”); and

(v)	Comstock Potomac Yard, L.C. (“CPY”), Guarantor and KeyBank shall enter into an amendment to the Potomac Yard Loan (as defined below) containing terms and conditions consistent with that certain letter dated September 14, 2009 from Guarantor to Administrative Agent regarding the amendment to the Potomac Yard Loan, and such other terms and conditions that are acceptable to Administrative Agent. “Potomac Yard Loan” shall mean that certain loan made by KeyBank to CPY in the original principal amount of $40,000,000 for the Potomac Yard Project.

7. No Waiver by Lender.

Borrower and Guarantor each represent, warrant and agree that:

a) Administrative Agent and Lenders have not waived and, by entering into this Third Amendment, do not waive any existing default or any default which may occur subsequent to execution of this Third Amendment; and

b) Administrative Agent and Lenders have not waived and, by entering into this Third Amendment do not waive, any of their respective remedies against the Borrower or the Guarantor.

8. General Release of Claims.

a) For any time in the past up to and including the Third Amendment Effective Date hereof, Borrower and Guarantor each represent and warrant that they, individually and/or collectively, have no claims, defenses, actions or causes of action or set offs of any kind or nature which they, individually and/or collectively can assert against the Administrative Agent or any Lender in connection with the Loans, this Third Amendment, the Loan Agreement or any other Loan Document.

b) IN THE EVENT BORROWER OR THE GUARANTOR, INDIVIDUALLY AND/OR COLLECTIVELY HAVE ANY CLAIMS, DEFENSES, ACTIONS OR CAUSES OF ACTION OR SET OFFS OF ANY KIND OR NATURE, KNOWN OR UNKNOWN, FOR ANY TIME IN THE PAST UP TO AND INCLUDING THE THIRD AMENDMENT EFFECTIVE DATE HEREOF, WHICH THEY INDIVIDUALLY AND/OR COLLECTIVLEY NOW OR HEREAFTER MAY ASSERT AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER, IN CONNECTION WITH THE LOAN AGREEMENT, DEED OF TRUST OR ANY OTHER LOAN DOCUMENT AND/OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT OR ANY LENDER OF THIS THIRD AMENDMENT, THE LOAN AGREEMENT, DEED OF TRUST OR ANY OTHER LOAN DOCUMENT, THEN BY EXECUTING THIS THIRD AMENDMENT, THEY FOREVER WAIVE AND RELINQUISH THEM.

9. Default.

The following shall constitute Events of Default:

a) Failure by Borrower to make any payments on the Loans in accordance with the terms of the Loan Documents, as modified by this Third Amendment;

b) Failure by Borrower or Guarantor to perform any term, covenant or agreement in this Third Amendment;

c) Failure by Borrower or Guarantor to perform any term, covenant or agreement in any of the Loan Documents that constitutes an Event of Default thereunder;

d) The filing by Borrower or Guarantor of any voluntary or involuntary petition under any Chapter of the Bankruptcy Code, Title 11, U.S.C.A.

If an Event of Default shall occur, the Administrative Agent may declare the Loans to be in default and declare the entire amount then outstanding, including all interest, late charges and all other amounts owing, to be immediately due and payable without regard to any previously agreed maturity date or the Forbearance Period (as defined in the Second Amendment). Upon the occurrence of an Event of Default, and at any time thereafter, the Administrative Agent and the Lenders, in addition to all other rights and remedies provided for in the Loan Documents and the Third Amendment shall have the right to institute foreclosure proceedings under the Deed of Trust and to sell and dispose of any collateral given to secure the Loans, upon such terms and in such manner as the Administrative Agent or the Lenders deems advisable, consistent with the Loan Documents. Such action by the Administrative Agent or the Lenders shall not be exclusive of any other remedy available to them.

10. Conflict Between Documents.

In the event that there is any conflict between the terms and provisions of the Loan Documents and any one or more of the terms and conditions of this Third Amendment or of any documents executed pursuant hereto, the terms and conditions of the Third Amendment and the documents executed pursuant hereto shall supersede and control the terms of the Loan Document in conflict therewith.

11. Time is of the Essence.

Time is of the essence as to all of the obligations of the parties under this Third Amendment and the Loan Documents.

12. Applicable Law.

This Third Amendment shall be construed, performed and enforced in accordance with the laws of the Commonwealth of Virginia.

13. Further Assurances.

The parties hereto agree to execute, acknowledge and deliver such other documents and to provide such other information as may be reasonably necessary and/or required in order to fully consummate the transactions which are the subject hereof. The Borrower and Guarantor agree to promptly execute and deliver any documents the Administrative Agent or the Lenders may reasonably believe to be necessary or required to fully perfect Lender’s interests in any and all collateral provided for in any of the Loan Documents.

14. Binding Effect.

This Third Amendment and the respective covenants, provisions, terms, conditions and agreements herein contained together with the Loan Documents, shall inure to the benefit of, and be binding upon, the parties hereto and their respective legal successors and assigns.

15. Entire Agreement.

This Third Amendment and the documents to be executed pursuant hereto and the Loan Documents constitute the entire agreement between the parties hereto with regard to the subject matter addressed herein. Borrower and Guarantor acknowledge and agree that all prior discussions, negotiations and correspondence between the parties relating to the subject matter hereof are hereby merged into this Third Amendment and that there are no other oral, written or other agreements of any nature whatsoever between the parties with respect to the subject matter hereof other than those documents specifically referred to in this Third Amendment and in the Loan Documents.

16. Modifications and Waiver.

No modification or waiver of any of the provisions of this Third Amendment or the Loan Documents, and no consent by any party to any departure therefrom shall be effective unless such modification or waiver shall be in writing and signed by a duly authorized representative of all parties, and the same shall then be effective only for the period and on the conditions and for the specific instance and purposes specified in such writing. No waiver of any breach or default shall be deemed to be a waiver of any breach or default thereafter occurring. No omission or delay by any party in exercising any right or power hereunder or under any Loan Document shall impair such right or power or be construed to be a waiver of any default or any acquiescence therein.

17. Severability.

Should any one or more of the provisions contained in this Third Amendment or the Loan Documents be declared invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of any of the remaining provisions contained therein shall not in any way be affected or impaired thereby.

18. Successors and Assigns.

This Third Amendment and the respective covenants, provisions, terms, conditions and agreements herein contained shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and assigns. Whenever in this Third Amendment one of the parties hereto is named or referred to, the heirs, legal representatives, successors and assigns of such parties shall be included, and all covenants and conditions contained in this Third Amendment by or on behalf of a party shall bind and inure to the benefit of their respective heirs, legal representatives, successors and assigns, whether so expressed or not. This paragraph shall in no manner be construed to confer upon Borrower or Guarantor any right to assign any of their rights and obligations hereunder.

19. Number and Gender.

Words which import one gender shall be applied to any gender where appropriate or whenever the context of this Third Amendment requires, words of the singular number shall include the plural and vice versa.

20. Counterparts.

This Third Amendment may be executed in one or more counterparts, and all such executed counterparts shall constitute one agreement, binding on all the parties hereto, notwithstanding that all the parties are not signators to the original or the same counterpart.

21. Notices.

All notices, requests, demands or other communications provided for herein shall be made pursuant to the Loan Documents.

22. Agreement to Lifting of Automatic Stay.

Borrower and Guarantor agree that in the event Borrower shall (a) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended; (b) be the subject of any order for relief issued under Title 11 of the U.S. Code, as amended; (c) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or other relief for debtors; (d) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidator; (e) be the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors, Lender immediately shall be entitled to relief from any automatic stay imposed by Section 362 of Title 11 of the U.S. Code, as amended, or otherwise, on or against the exercise of the rights and remedies available to it under the Loan Documents and Borrower and Guarantor each waive any right to object and agree not to object to any motion by the Administrative Agent and/or the Lenders for relief from the automatic stay. It is understood and agreed by the Borrower and Guarantor that this provision was a negotiated and bargained for condition of the Administrative Agent and the Lenders and that they would not have agreed to the terms of this Third Amendment if this provision had not been included.

23. WAIVER OF JURY TRIAL/SUBMISSION TO JURISDICTION.

a) TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER, GUARANTOR, THE ADMINISTRATIVE AGENT AND LENDERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS THIRD AMENDMENT, ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING,

STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE LOANS OR THE PROJECT (INCLUDING, WITHOUT LIMITATION, ANY CLAIM OR DEFENSE ASSERTING THAT THIS THIRD AMENDMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE ADMINSTRATIVE AGENT AND THE LENDERS TO ENTER INTO THIS THIRD AMENDMENT.

b) IN ADDITION TO ANY OTHER PROPER JURISDICTION AND VENUE PROVIDED FOR IN THE LOAN DOCUMENTS, BORROWER AND GUARANTOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, CONSENT TO AND SUBMIT TO PERSONAL JURISDICTION AND VENUE OF ANY LITIGATION CONCERNING OR RELATING TO THIS THIRD AMENDMENT IN THE CIRCUIT COURT OF FAIRFAX COUNTY AND/OR THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF VIRGINIA, AND BORROWER AND GUARANTOR AGREE THAT SUCH JURISDICTION AND VENUE ARE PROPER.

24. Power and Authority.

Each of the parties to this Third Amendment warrants that it has full power and authority to enter into, execute, deliver and perform this Third Amendment, and that no consent, license, approval, authorization, registration or declaration with any court, governmental authority or any other person or entity is required in connection with the execution, delivery, performance, validity and enforceability of this Third Amendment or the documents to be executed in connection herewith.

25. Representation by Counsel.

BORROWER AND GUARANTOR EACH ACKNOWLEDGE AND AGREE THAT THEY HAVE HAD THE OPPORTUNITY TO BE REPRESENTED BY COUNSEL OF THEIR CHOICE AND HAVE BEEN ADVISED TO SEEK INDEPENDENT LEGAL COUNSEL, THEY HAVE REVIEWED THIS THIRD AMENDMENT AND HAVE BEEN FULLY ADVISED OF ITS CONTENTS AND THE MEANING THEREOF. BORROWER AND GUARANTOR FURTHER REPRESENT THAT THEY ARE SIGNING THIS THIRD AMENDMENT VOLUNTARILY AND WITH FULL UNDERSTANDING OF ITS CONTENTS AND MEANING.

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WITNESS the following signatures and seals as of the date first above written.

BORROWER: COMSTOCK PENDERBROOK, L.C., a Virginia limited liability company

By:	Comstock Homebuilding Companies, Inc., a Delaware corporation, Its Manager

	By:		(SEAL)
	Name:	Christopher Clemente
	Title:	CEO

STATE OF

CITY/COUNTY OF                                                                      , to-wit:

I,                                                                      , a Notary Public in and for the City/County and Sate aforesaid, do hereby certify that Christopher Clemente, CEO of Comstock Homebuilding Companies, Inc., the Manager of Comstock Penderbrook, L.C., whose name as such is signed to the foregoing instrument bearing date on the          day of September, 2009, has acknowledged the same before me in my City/County and State aforesaid.

GIVEN under my hand and seal this                              day of September, 2009.

Notary Public

My Commission Expires:

Notary No.

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GUARANTOR: COMSTOCK HOMEBUILDING COMPANIES, INC. a Delaware corporation

By:	(SEAL)
Name: Christopher Clemente
Title: CEO

STATE OF

CITY/COUNTY OF                                                      , to-wit:

I,                                                              , a Notary Public in and for the City/County and Sate aforesaid, do hereby certify that Christopher Clemente, CEO of Comstock Homebuilding Companies, Inc., whose name as such is signed to the foregoing instrument bearing date on the          day of September, 2009, has acknowledged the same before me in my City/County and State aforesaid.

GIVEN under my hand and seal this              day of September, 2009.

Notary Public

My Commission Expires:

Notary No.

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ADMINISTRATIVE AGENT: GUGGENHEIM CORPORATE FUNDING, LLC, as Administrative Agent

By:	(SEAL)
Name:
Title:

STATE OF

CITY/COUNTY OF                                                              , to-wit:

I,                                                          , a Notary Public in and for the City/County and Sate aforesaid, do hereby certify that                             ,                              of Guggenheim Corporate Funding, LLC, whose name as such is signed to the foregoing instrument bearing date on the              day of September, 2009, has acknowledged the same before me in my City/County and State aforesaid.

GIVEN under my hand and seal this              day of September, 2009.

Notary Public

My Commission Expires:

Notary No.

[signatures continue on the following page]

LENDER: ORPHEUS FUNDING LLC

By:	Guggenheim Investment Management, LLC, its Manager

By:	(SEAL)
Name:
Title:

STATE OF

CITY/COUNTY OF                                                          , to-wit:

I,                                                                  , a Notary Public in and for the City/County and Sate aforesaid, do hereby certify that                             ,                              of Guggenheim Investment Management, LLC., the Manager of Orpheus Funding LLC, whose name as such is signed to the foregoing instrument bearing date on the                  day of September, 2009, has acknowledged the same before me in my City/County and State aforesaid.

GIVEN under my hand and seal this                  day of September, 2009.

Notary Public

My Commission Expires:

Notary No.